Exhibit 99.1

April 30, 2014

On behalf of Unilife Corporation (“Unilife” or “the Company”) (NASDAQ: UNIS; ASX: UNS), I am pleased to attach an Appendix 4C Quarterly Report for the Third Fiscal Quarter of 2014 (“Current Quarter” or “March 31, 2014”).

An earnings call where Unilife management and I will discuss the Fiscal Third Quarter results and provide an update on other business activities, including existing and new customer contracts, has been scheduled to occur on Monday, May 12, 2014, from 4:30 p.m. U.S. Eastern Daylight Time (Tuesday, May 13, 2014 from 6:30 a.m. Australian Eastern Standard Time).

For this consolidated statement of cash flow for the Third Fiscal Quarter of 2014, I would like to highlight the following:

•	Total cash receipts from customers for the Current Quarter were $10.9 million, an increase of $10.8 million compared to the same quarter in Fiscal Year 2013.

•	Total cash receipts from customers for the Fiscal Year to Date (nine months ended March 31, 2014) were $22.6 million, an increase of $21.5 million compared to the same quarter in Fiscal Year 2013.

•	Unilife generated cash receipts from ten ongoing customer programs during the Fiscal Year to Date, with the majority of these programs generating cash receipts during the Current Quarter.

•	Total cash at the end of the Current Quarter (March 31, 2014) was $39.8 million, an increase of $30.1 million compared to the same quarter in Fiscal Year 2013. Compared to the end of the Second Fiscal Quarter of 2014 (December 31, 2013), total cash at the end of the Current Quarter increased by $33.0 million.

•	Cash flows relating to staff costs, research and development, and interest payments for the Current Quarter were stable compared to the Second Fiscal Quarter of 2014.

•	Net investing cash flows for the Current Quarter were $1.6 million, an increase of $1.0 million compared to the Second Fiscal Quarter of 2014, largely due to an increase in equipment purchases relating to production scale-up.

•	Total net operating cash outflow relating to operating activities for the Current Quarter was $2.0 million, compared to a cash outflow of $10.2 million for the same quarter in Fiscal Year 2013, a reduction of $8.2 million or 80%.

Yours sincerely

Alan Shortall, Chairman and CEO

Unilife Corporation

250 Cross Farm Lane, York, PA     17406 T + 1 717 384 3400     F + 717 384 3401     E info@unilife.com     W www.unilife.com

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife’s broad portfolio of proprietary technologies includes prefilled syringes with automatic needle retraction, drug reconstitution delivery systems, auto-injectors, wearable injectors, ocular delivery systems and novel systems. Each of these innovative and highly differentiated platforms can be customized to address specific customer, drug and patient requirements. Unilife’s global headquarters and manufacturing facilities are located in York, PA. For more information, please visit www.unilife.com or download the Unilife IRapp on your iPhone, iPad or Android device.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.

General: UNIS-G

Investor Contacts (US): Todd Fromer / Garth Russell KCSA Strategic Communications P: + 1 212-896-1215 / 212-896-1250	Analyst Enquiries Lynn Pieper Westwicke Partners P: + 1 415-202-5678	Investor Contacts (AUS) Jeff Carter Unilife Corporation P: + 61 2 8346 6500

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/3/2000. Amended 24/10/2005

Name of entity

UNILIFE CORPORATION

ARBN	Quarter ended (“current quarter”)
141 042 757	31 March 14

Consolidated statement of cash flows

Cash flows related to operating activities			Current quarter $US’000	Year to date (9 months) $US’000
1.1		Receipts from customers	10,874	22,596
1.2	Payments for	(a) staff costs	(4,463)	(12,698)
		(b) advertising and marketing	(53)	(185)
		(c) research and development	(3,496)	(9,114)
		(d) leased assets	(144)	(314)
		(e) other working capital	(3,897)	(11,297)

1.3		Dividends received	—	—
1.4		Interest and other items of a similar nature received	6	17
1.5		Interest and other costs of finance paid	(809)	(1,987)
1.6		Income taxes paid	—	—
1.7		Other (provide details if material)	—	—

		Net operating cash flows	(1,982)	(12,982)

30/09/2001	Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

		Current quarter	Year to date (9 months)
		$US’000	$US’000

1.8	Net operating cash flows (carried forward)	(1,982)	(12,982)

	Cash flows related to investing activities
1.9	Payment for acquisition of:
	(a) businesses (item 5)	—	—
	(b) equity investments	—	—
	(c) intellectual property	—	—
	(d) physical non-current assets	(1,579)	(3,377)
	(e) other non-current assets	—	—
1.10	Proceeds from disposal of:
	(a) businesses (item 5)	—	—
	(b) equity investments	—	—
	(c) intellectual property	—	—
	(d) physical non-current assets	—	—
	(e) other non-current assets	—	—

1.11	Loans to other entities	—	—
1.12	Loans repaid by other entities	—	—
1.13	Other (provide details if material)	—	—

	Net investing cash flows	(1,579)	(3,377)

1.14	Total operating and investing cash flows	(3,561)	(16,359)

	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc	6,417	19,390
1.16	Proceeds from sale of forfeited shares	—	—
1.17	Proceeds from borrowings	40,000	40,000
1.18	Repayment of borrowings	(9,400)	(11,061)
1.19	Dividends paid	—	—
1.20	Other (provide details if material)	(487)	(487)

	Net financing cash flows	36,530	47,842

	Net increase in cash held	32,969	31,483

1.21	Cash at beginning of quarter/year to date	6,784	8,206
1.22	Exchange rate adjustments	44	108

1.23	Cash at end of quarter (note 1)	39,797	39,797

+	See chapter 19 for defined terms.

Appendix 4C Page 4	30/9/2001

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current quarter $US’000

1.24	Aggregate amount of payments to the parties included in item 1.2	236

1.25	Aggregate amount of loans to the parties included in item 1.11	—

1.26	Explanation necessary for an understanding of the transactions

	Included in the above is directors’ fees and executive director’s remuneration ($201K); and fees to a company associated with a director that is providing company secretarial, accounting and administrative services in order to maintain compliance with Australian regulations ($35K).

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

Nil during the quarter

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

Nil during the quarter

Financing facilities available

Add notes as necessary for an understanding of the position. (See AASB 1026 paragraph 12.2).

		Amount available $US’000	Amount used $US’000
3.1	Loan facilities	55,756	55,756

3.2	Credit standby arrangements	—	—

+	See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 5

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter $US’000	Previous quarter $US’000

4.1	Cash on hand and at bank	37,440	4,034

4.2	Deposits at call	2,357	2,750

4.3	Bank overdraft	—	—

4.4	Other (Term Deposit)	—	—

	Total: cash at end of quarter (item 1.23)	39,797	6,784

4.5	Explanation necessary for an understanding of the transactions

Restricted cash of $2,008 is included in 4.2 Deposits at call of $2,357 in the current quarter which fully secures a related borrowing.

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))

5.1	Name of entity		—

5.2	Place of incorporation or registration		—
5.3	Consideration for acquisition or disposal		—
5.4	Total net assets		—

5.5	Nature of business		—

+	See chapter 19 for defined terms.

Appendix 4C Page 6	30/9/2001

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement gives a true and fair view of the matters disclosed.

Sign here:		Date: 30 April 2014

(Director)

Print name:	Alan Shortall

+	See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 7

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.	The definitions in, and provisions of, AASB 1026: Statement of Cash Flows apply to this report except for the paragraphs of the Standard set out below.

•	6.2	- reconciliation of cash flows arising from operating activities to operating profit or loss

•	9.2	- itemised disclosure relating to acquisitions

•	9.4	- itemised disclosure relating to disposals

•	12.1(a)	- policy for classification of cash items

•	12.3	- disclosure of restrictions on use of cash

•	13.1	- comparative information

3.	Accounting Standards. ASX will accept, for example, the use of International Accounting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+	See chapter 19 for defined terms.

Appendix 4C Page 8	30/9/2001